AGREEMENT OF SALE


         THIS AGREEMENT, made and entered into this 14th day of February by and between AMERICAN RADIO SYSTEMS CORPORATION., a Delaware Corporation and AMERICAN RADIO SYSTEMS LICENSE CORP., a Delaware Corporation ("License Corp.") (hereinafter referred to as "Seller") and KlMITRON, INC., a New York Corporation (hereinafter referrer to as "Buyer").

                               W I N E S S E T H:

         WHEREAS, Seller is the owner of and its wholly owned subsidiary, License Corp., is licensee of Radio Station WCMF-AM, Rochester, New York, (hereinafter sometimes referred to as the "Station"); and

         WHEREAS, Seller desires to sell and Buyer desires to purchase certain of the real and personal property and assets, both tangible and intangible, of the Seller used in the operation of the Station, and to obtain assignments of the licenses, authorizations and permits issued by the Federal Communications Commission (hereinafter referred to as the "FCC") for the operation of the Station and of any other licenses, permits or authorizations issued by any regulatory agency in connection therewith; and

         WHEREAS, the licenses issued by the FCC for the operation of the Station may not be assigned by the Seller to the Buyer without the prior written consent of the FCC;

         NOW THEREFORE, in consideration of the aforesaid and of the mutual promises and covenants hereinafter to be mutually kept and performed by the parties hereto, as well as for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

1.       ASSETS TO BE CONVEYED.

          Subject to the prior approval of the FCC as provided herein, Seller agrees to sell, assign, transfer, convey and deliver to Buyer and Buyer agrees to purchase, accept and receive from the Seller on the Closing Date as hereinafter defined all of Sellers right, title and interest of, in and to the following listed real property and tangible and intangible personal property and assets of the Station (Station Assets or Assets):

         A. The licenses, authorizations and permits issued by the FCC for the exclusive use of the Station and used, useful or intended for use in connection with or related to the Station and the operation thereof, including but not limited to, those listed on Exhibit "A" attached hereto and made part hereof free and closer of any and all liens, claims, security interests and/or encumbrances of any nature or kind whatsoever.

         B. The tangible personal property and assets of Station listed on Exhibit "B" attached hereto and made part hereof, together with any and all replacements thereof or additions or accessions thereto of similar or like quality made in the usual and ordinary course of Station's business between the date hereof and the Closing Date free and clear of any and all liens, claims, security interests, and/or encumbrances of any nature or kind whatsoever.

         C. All that certain real property with the buildings, towers, ground systems and other improvements thereon erected situate at 7090 Ridge Road, Clarkson, New York, comprised of sixty (60) +/- acres, and described in Exhibit "C" attached hereto and made part hereof, together with all and singular the rights, appurtenances and easements pertaining thereto including any right, title and interest of Seller in and to adjacent streets, alleys, or rights of way, (the Real Property), free and clear of any and all liens, mortgages, easements, encumbrances, claims, and deeds of trust of any nature or kind whatsoever except as hereafter provided.

         D. All files, records, logs, and program materials required by the FCC to be maintained by Seller or on file with the FCC that relate to the operation of the Station and all other files and records of the Station on the Closing Date relating exclusively to the business and operation of the Station.

         E. All other licenses, permits or authorizations issued by any regulatory agency which are used, useful, or intended for use in the operation of the Station.

         F. Anything not listed above is not part of the sale. Specifically the assets of Seller being sold do not include (i) cash on hand or in bank and notes receivable or accounts receivable (billed or unbilled) (ii) the call letters "WCMF", or (iii) any item or tangible personal property owned by Seller not listed on Exhibit "B", whether or not any such property is used or useful in the operation of the Station, which assets are to remain the property of Seller. Buyer assumes no liability or obligations for Station personnel or employment or benefits contracts, or any related contracts, obligations or leases with respect thereto. There are no other contracts, leases or other agreements to be sold, assigned or purchased hereunder and Buyer assumes no liability for same or for any debt or obligation of Seller which may have accumulated or accrued on any contract, leases or agreements which are specifically excluded herein and are not part of this sale.

2.       PURCHASE PRICE.

         The purchase price for the sale and settlement of the assets hereunder payable from Buyer to Seller is the sum of SIX HUNDRED FIFTY THOUSAND ($650,000.00) DOLLARS payable, apportioned and allocated as follows:

         A. The purchase price allocation for the Station Assets purchased is in accordance with Exhibit "D" attached hereto and made a part hereof

         B. Buyer shall pay for the above assets in the following manner:

                  (1)      Upon execution of this Agreement of Sale,                 $ 32,500.00
                                an earnest money deposit of:
                  (2)      Upon filing an assignment application for the
                               Station with the FCC an additional earnest
                               money deposit of:                                     $ 32,500.00

                  (3)      At Closing the balance of:                                $585,000.00
                                                                                     -----------

                                                                   TOTAL             $650,000.00


         C. All payments by Buyer to Seller shall be made either by cash, certified check, bank check, bank check, cashier's check, or by wire transfer of immediately available funds.

         D. All earnest money deposits shall be held in a federally insured interest bearing escrow account titled in the names of Seller and Buyer at Union National Bank & Trust Co., Souderton, PA, which earnest money deposits shall be retained in escrow until Closing hereunder or termination of this Agreement as provided herein.

                  (1) In the event of Closing under this Agreement all interest earned shall be returned to Buyer and all principal shall be paid to Seller.

                  (2) In the event of a permitted termination of this Agreement by the Buyer or the Seller (except due to a material breach of this Agreement by Buyer) as provided herein then the earnest money deposited with all accrued interest shall be returned to the Buyer and this Agreement shall then be declared null and void and neither party shall have any further liability to or action against the other party hereto except as may be hereinafter provided.

                  (3) In the event of a material breach of this Agreement by the Buyer then the earnest money deposited plus accrued interest shall be paid to the Seller as liquidated damages but only if Seller has not materially breached this Agreement, and this Agreement shall then be declared null and void and Seller shall have no further claim or action against the Buyer.

In the event of a material breach of this Agreement by the Seller, Buyer shall at Buyer's option have the right to specific performance in addition to any other available legal and/or equitable remedies.

3.       SELLERS REPRESENTATIONS, COVENANTS AND WARRANTIES.

         Seller warrants, covenants and represents to Buyer that now and on the Closing Date hereunder:

         A. Seller or License Corp. is and will be the holder of the authorizations, licenses and permits issued by the FCC and any other regulatory agency, if any, for the operation of Station and the same are in full force and effect and unimpaired by any acts or omissions of Seller, or Sellers employees or agents or for any other reason.

         B. The tower, transmitting and Studio equipment and all other tangible personal property included as a Station Asset shall be in good operating condition and shall permit the Station to operate in accordance with the licenses and permits and the rules and regulations of the FCC. The transmission facilities of Station, including but not limited to, studios, transmitters, antennae, control systems, and any and all other such assets normal and essential to broadcasting, and included in the Station assets are in material compliance with all applicable licenses, specifications, requirements, rules and regulations of the FCC, FAA, and any other governmental regulatory agency which holds authority over the operation of the Station.

         C. There will be no more than normal wear and tear of the Station Assets and any replacements thereof and additions or accessions thereto, being sold hereunder and used, useful of intended for use in connection with or related to the Station and the operation thereof. All the aforesaid, and the Tower site and the use thereof as a radio station, are permitted by and in material conformity with all applicable building, zoning, Wetlands, or other laws, ordinances, rules and/or regulations and Seller has not received any notices of violations of same.

         D. Seller is and will be at Closing the owner of the Real Property, the Station Assets and any replacements thereof and additions of accessions thereto used, use for intended for use in the operation of Station free and clear of any all liens, claims, security interests, mortgages, deeds of trust, restrictions, liabilities and encumbrances of any nature or kind whatsoever as hereinbefore set forth, and shall be lawfully possessed of good, indefeasible and marketable title thereto.

         E. Seller is and will be at Closing fully empowered and authorized under all applicable laws to execute, perform, deliver and carry out this agreement according to its terms. Seller is a corporation duly organized, validly existing and in good standing in the State of Delaware and is duly qualified to conduct business in the State of New York.

         F. Subject to the approval of the Department of Justice pursuant to the Final Judgment filed January 31, 1997 in United States of America and the State of New York v. American Radio Systems Corporation. the Lincoln Group, L.P. and Great Lakes Wireless Talking Machine LLC; United States District Court for the District of Columbia, No. 96 2459 (the "Final Judgment"), the execution and performance of this Agreement shall and does not connect with or cause a breach of any other Agreement, understanding, commitment or arrangement to which the Seller is a party. G. All information and documents provided or to be provided to Buyer by Seller and upon which Buyer has relied is/are substantially true and correct. H. No consent or approval of any third party other than the FCC and the Department of Justice under the Final Judgment is required before Seller can perform as required hereunder. I. Upon consummation of the transaction contemplated herein, the continued operation of the Station by Buyer, in the same manner as now operated by Seller, will not violate any laws, ordinances, rules, regulations or order which are in effect at the time of Closing and Seller has not violated same.

         J. Seller knows of no patent, latent or invisible defects in any of the property to be sold and transferred hereunder.

         K. No proceedings are pending or threatened which may result in the revocation, modification, non-renewal, or suspension of any licenses, authorizations or permits issued by the FCC or others necessary for the operation of the Station.

         L. Seller shall maintain adequate and sufficient public liability and fire and property damage insurance on all property and assets being sold and transferred hereunder in full force and effect until Closing.

         M. It is understood and agreed by the parties hereto that Buyer will hire new employees to operate the Station commencing on the Closing Date and, therefore, Buyer assumes no obligations whatsoever for current Station employees. No union or other collective bargaining unit represents the employees of Seller at the Station and there are no employment contracts or any other agreements or understandings as to employment at Station with such employees and there are no agreements of any nature which extend beyond thirty (30) days. Buyer assumes no obligations or liabilities under any such agreements. When the FCC grants its full and final consent to the assignment to the licenses, authorizations and permits of the Station, as hereinafter defined, Seller shall give all employees of Station notice of termination of employment unless Seller intends to continue employing such person in other operations owned by Seller.

         N. Notwithstanding any other provision of this Agreement, Buyer shall not assume any responsibility or liability for any Pension, Welfare, Health, Accident, Life Insurance or other benefit plans for Station's employees, funded or unfunded, if any such exist.

         O. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Seller and this Agreement is a valid and binding obligation of Seller.

         P. To the best or Seller's knowledge, it has duly and timely filed all required federal, state and local tax returns and paid all taxes, interest and penalties due relating to Sellers interest in the assets being transferred, its employees, or its operation of the Station, or has sought and obtained extensions of time to file such and pay same within the time provided therefor. Between the date hereof and the Closing Date, Seller shall exercise its best efforts to duly and timely file all such required return and pay all such taxes, interest and penalties, or to obtain such extensions within the time provided therefor. Seller shall indemnify, defend, save and hold harmless Buyer from and against all claims, obligations and liabilities for all taxes, interest and penalties attributable lo Sellers business, employees, and/or ownership or operation of the Station and the assets being transferred.

         Q. The environmental condition of the Real Properly and the buildings and improvements thereon erected and being sold hereunder as to "hazardous and/or Toxic Waste or Substances" or "Pollutants" (including without limitation, Hydrocarbons, PCB's, Petroleum and the like) as such terms or similar terms are defined under the laws, rules, regulations or ordinances of the United States, any State, and/or any local governmental authority is as stated in the Phase I Environmental Site Assessment ("Assessment") dated November 27, 1996 prepared by Passero Associates, P.C., a copy of which is attached hereto as Exhibit "E". To the best of Sellers knowledge there has been no change in such condition since the date of said Assessment.

         R. As to the Real Property, and/or the buildings and Improvements thereon are being sold hereunder Seller has not received any notice, summons, citation, directive, letter or other communication, written or oral, from the United States, any State Environmental Protection

Agencies or similar such agencies or anyone else concerning any intentional or unintentional action or omission on Sellers or any prior owner's or present or prior occupants part which resulted in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing or the like of such "Hazardous and/or Toxic Waste or Substances" or "Pollutants" into the waters, into the air, or onto the land which may or may not have resulted in damage to the lands, waters, fish, shellfish, wildlife, air and/or other resources owned, managed, held in trust or otherwise controlled by the United States, any State, Seller, or others.

         S. Title to the Station Assets shall be as set forth in this Agreement.

         T. The Sellers portion of the assignment application to be filed with the FCC as of tile date of said filing shall be in a form acceptable for filing under the FCC rules and sufficient for the FCC's consent as hereafter defined.

         U. There is access to the Real Property by right of ingress and egress, by easement, directly from a public or private road, or otherwise.

         V. The Station shall continue to be operated as an ongoing business the same as it is presently being operated.

         W. The Real Property being sold and conveyed hereunder is all of the real property owned by Seller at the location where the Station is situated and there is no other real property and the Real Property hereunder is not a subdivision of and/or from a larger tract of land.

         X. To the best of Sellers knowledge, the structural components of all buildings and/or other improvements are sound and the mechanical systems are in good operating condition.

         Seller's warranties, covenants and representations shall survive the Closing Date.

4.       BUYER'S REPRESENTATIONS, COVENANTS AND WARRANTIES.

         Buyer warrants, covenants and represents to Seller that now and on the Closing Date:

         A. Buyer knows of no reason why the FCC or any other regulatory commission would not approve an application for the assignment of licenses, permits and/or authorizations to Buyer.

         B. Buyer has all the necessary powers to execute, deliver and perform this Agreement and to consummate the transaction provided for herein and to take such other steps as are necessary for the performance of this Agreement and the execution, delivery or performance of this Agreement by Buyer will not conflict with or constitute a default under any other agreement or commitment that is binding upon Buyer.

         C. Buyer at time of Closing and thereafter will be financially qualified to undertake the performance of the obligations set forth herein and to meet the FCC's financial qualifications requirements for this transaction.

         D. The Buyer's portion of the assignment application to be filed with the FCC as of the date of said filing shall be in a form acceptable for filing under the FCC rules and sufficient for the FCC's consent as hereafter defined.

         E. Buyer is duly organized, validly existing and in good standing in all jurisdictions wherein Buyer is incorporated or conducts business, and is, or shall be at Closing qualified to conduct business in the State of New York.

         Buyer's warranties, covenants and representations shall survive the Closing Date.

5.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.

         The obligations of Buyer to consummate this Agreement are subject to and conditioned and contingent upon the satisfaction on or prior to the Closing Date of each of the following conditions by Seller:

         A. All representations, covenants and warranties of Seller contained in this Agreement shall be true and correct and in all material respects as of the date when made and as of the Closing Date.

         B. At the Closing Seller shall deliver or cause to be delivered to Buyer all Closing documents required to be delivered by Seller and all assets, real, personal, fixed, tangible and intangible to be sold hereunder.

         C. All the terms, covenants and conditions to be complied with or performed by Seller on or before the Closing Date shall have been duly complied with and performed and all other contingencies herein shall have been met.

         D. On the Closing Date Seller will be the owner and holder of all licenses, authorizations and permits covering the Station to the extent that same can be owned or held by Station under the Communications Act of 1934 as amended and same shall be in full force and effect.

         E. The FCC shall have granted its full and final consent to the assignment of licenses, permits and authorizations as contemplated herein and all other third party consents shall have been obtained, if required.

         F. Seller shall have afforded counsel, accountants, engineers, and other representatives of the Buyer free access during normal business hours upon reasonable notice to Seller's buildings, offices, studios, equipment, agreements, records, files and books of accounts, furnish Buyer with all information, including all tax information, concerning Seller' affairs as Buyer may reasonably request, so far as such access, information, and materials pertain to the operation of, assets of, and authorizations pertaining solely to the Station being conveyed pursuant to this Agreement, and give Buyer a power of attorney if requested and not otherwise made available by Seller, so that it may examine all instruments, documents, reports, applications, responses or information, confidential or otherwise, filed with the FCC for the Station under the FCC's rules, or otherwise, by the Seller; and permit Buyer's representatives to make extracts from and on request furnish to Buyer a copy of any and all of Seller's books or accounts, records and files and the like, so far as they pertain to the Station.

         G. There shall not be any proceeding threatened or pending to enjoin the Closing and there shall not be any judgment or order that would prevent or make unlawful the Closing.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

         The obligations of Seller to consummate this Agreement are subject to and conditioned and contingent upon the satisfaction on or prior to the Closing Date of each of the following conditions by Buyer.

         A. The representations, covenants and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date.

         B. All of the terms, covenants and conditions to be complied with or performed by Buyer on or before the Closing Date shall have been duly complied with and performed and all other contingencies herein shall have been met.

         C. Buyer shall deliver to Seller on the Closing Date all Closing documents required to be delivered by Buyer pursuant to this Agreement.

         D. The FCC shall have granted its full and final consent to the assignment of the licenses, permits and authorizations contemplated herein.

         E. Payment of the purchase price by Buyer.

         F. There shall not be any proceeding threatened or pending to enjoin the Closing and there shall not be any judgment or order that would prevent or make unlawful the Closing.

         G. The Buyer shall have received a copy of a change of call sign notice from the FCC effective no later than five (5) days following the Closing Date.

7.       TITLE TO THE REAL PROPERTY AND COSTS.

         The Real Property shall be conveyed free and clear of any and all liens, mortgages, deeds of trust, claims, encumbrances and easements of any nature or kind whatsoever, excepting however the following:

         Existing building restrictions, ordinances, easements of record and of roads, privileges or rights of public service companies, if any, otherwise the title to the aforesaid described Real Property shall be good and marketable and such as will be insured by a reputable title insurance company at the regular rates. In the event Seller is unable to give a good and marketable title and such as will be insured by a reputable title insurance company, subject as aforesaid, Buyer shall have the option of taking such title as the Seller can give with an abatement of the purchase price or of being repaid all deposit monies with accrued interest paid by Buyer. In the latter event there shall be no further liability or obligation on either of the parties hereto and this Agreement shall become null and void.

         The Seller shall obtain and pay for the cost of the following with respect to all Station Assets to be sold hereunder:

                  (1) Fees for a title insurance from a title insurance company chosen by Buyer and/or fees for cancellation of same:

                  (2)      State and local UCC search;

                  (3) Any survey or surveys that may be required by the title insurance company, or the abstracting attorney.

8.       INDEMNITY BY SELLER

         A. Seller hereby agrees to indemnify, defend, save and hold Buyer harmless with respect to any and all claims, losses, obligations, liabilities, costs and expenses, including reasonable counsel fees and/or litigation costs, threatened, suffered, incurred or sustained by Buyer by reason of any material misrepresentation by Seller, or any material breach by Seller of this Agreement or of any of Seller's warranties, covenants or representations contained in this Agreement, or arising from or by reason of Seller's ownership or operation of the Station prior to the Closing Date hereunder, or out of any material breach by Seller of any agreements which might be assigned to Buyer hereunder because of events occurring prior to the Closing Date hereunder. This Subparagraph 7A shall survive the Closing.

         B. In the event Seller breached or breaches any of the warranties, covenants or representations to "Hazardous and/or Toxic Waste or Substances", or "Pollutants" set forth in Paragraph 3 Q and R, then such indemnification, defense and hold harmless provision from Seller to Buyer set forth in Subparagraph 7A above shall also include without limitation any and all fines, damages, penalties, and interest thereon; clean-up, removal, remedial response or oversight costs; contributions to any Superfund and the like; all liabilities or natural resource damages, or costs, or settlements amounts of any nature or kind and the cost of complying with any consent decree under federal, state or local law, rule, regulation, order or ordinance; the diminution in value of the Real Property and the cost of replacement equipment and lost business resulting from the Station going silent to correct the situation; and legal, accounting, consulting, engineering and other costs related to the aforesaid which are threatened, suffered, incurred or sustained by Buyer. If such breach should occur before Closing Buyer shall have the option of requiring Seller to immediately remedy the breach at Seller's sole cost prior to Closing or, of escrowing sufficient funds from the Purchase Price to pay for the cost of any of the above, or of declaring this Agreement null and void and in the latter event all deposit money with accrued interest shall be returned to the Buyer and neither party shall have any further obligation or liability to the other. This Subparagraph 7B shall survive Closing.

9.       INDEMNITY BY BUYER.

         A. Buyer hereby agrees to indemnify, defend, save and hold Seller harmless with respect to any claims, losses, obligations, liabilities, costs and expenses, including reasonable counsel fees, threatened, suffered, incurred or sustained by Seller by reason of any material misrepresentation by Buyer, or any material breach by Buyer of this Agreement or of any of Buyer's warranties, covenants or representations contained in this Agreement, or arising from or by reason of Buyer's ownership or operation of the Station subsequent to the Closing Date hereunder. This paragraph 9A shall survive Closing.

10.      RISK OF LOSS AND ASSESSMENTS.

         The risk of loss or damage to any of the Assets to be transferred hereunder shall be upon Seller at all times prior to the Closing Date. In the event of such loss or damage, the proceeds of, or any claim for any loss payable under, any insurance policy with respect thereto, shall go to the Seller and be used to repair, replace or restore such lost or damaged assets. In the event such loss or damage prevents the broadcast transmission by the Station in the normal and usual manner, Seller shall give prompt written notice to the Buyer. If Seller cannot restore the facilities so that normal and usual transmission can be resumed before the Closing Date then the Closing Date shall be postponed and the exact date and time of such postponed Closing shall be designated by the Buyer upon five (5) days written notice to the Seller. In the event the facilities cannot be restored within the effective period of the FCC's consent then the parties shall join in an application or applications requesting the FCC to extend the effective period of its consent for a period not to exceed 90 days. If the facilities have not been restored by the Closing Date or any postponement thereof to a date within the effective period of the FCC's consent then the

Buyer shall have the option to terminate this Agreement without any further obligation hereunder of either party and the deposit money with interest shall be refunded to the Buyer and this Agreement shall be declared Null and Void.

         Seller shall be responsible for any notice of improvements or assessments respecting the real property received on or before the Closing Date. Buyer shall be responsible for any such notice of improvements or assessments received after the Closing Date if Buyer Closes hereunder.

11.      PRESERVATION OF BOOKS AND RECORDS.

         For a period of five (5) years after the Closing Date Seller shall preserve and maintain the books and records not delivered to Buyer and Buyer similarly shall preserve the books and records of Seller delivered to Buyer and each party shall make such books and records available to the other party at all reasonable times and permit the other party to make extracts from or copies of all such records. 12. INSPECTION BY BUYER.

         During the period from the date hereof to the Closing Date Buyer shall have access during normal business hours and upon reasonable notice to the Station's offices, studios, transmitter site and equipment, contracts, logs, records and files and Seller shall furnish Buyer with all information concerning the Stations' Assets and operations as Buyer may reasonably request. 13. PRORATIONS AND ADJUSTMENT TO PURCHASE PRICE.

         At the Closing, all Real Property and tangible and intangible personal property taxes and assessments, rent, water, sewer and other utility charges, if any, and any other lienable municipal services, if any, advertising rebates, and any other prepaid items respecting the Assets to be sold hereunder, shall be apportioned and allocated between the Buyer and the Seller as of the Closing

Date, on the basis of the period of time to which such items or liabilities apply. To the extent such items are not determinable at Closing, a final settlement on such prorations shall be held, if possible, within thirty (30) days after the Closing Date and an escrow account shall be established with sufficient estimated funds from the Purchase Price to pay for Seller's portion of such items once the amount due is determined and Seller shall pay any excess for same if the escrow account is not sufficient.

         If the Closing occurs before the tax rate is fixed for the then current term, the apportionment of taxes at Closing shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation, provided, however, that any and all rollback taxes, if any, shall be paid for by Seller. It is understood and agreed that all transfer, sales, use, or other taxes, or assessments or documentary stamps imposed by any governmental body or others on the sale and/or transfer of the Assets herein, if any, shall be paid one-half (1/2) by Buyer.

14. INSTRUMENTS OF CONVEYANCE AND TRANSFER - CLOSING DOCUMENTS.

         A. At the Closing, Seller shall execute and deliver to Buyer the following Closing documents to transfer and convey title to all Station Assets being sold hereunder:

                  (1) Bill of sale, assignments of licenses, a warranty deed, and a bulk sales affidavit in the forms attached hereto, all required consents, and any other instruments or documents regarding the transfer of any and all other assets which may reasonably be required in order to transfer, convey, sell and assign all of the Assets herein.

                  (2) All records, logs, books and accounts, public files and other data relating to the operation of the Station which Buyer may reasonably request or which may be otherwise required by the terms of this Agreement.

                  (3) Seller shall execute such other documents and do and perform such other acts as Buyer shall reasonably request in order to place Buyer in actual possession and operating control of the Station and all of the Assets, and to consummate the transaction herein.

         B. At the Closing, Buyer shall pay to Seller the purchase price as aforesaid.

15.      APPLICATION FOR COMMISSION APPROVAL.

         Within fifteen (15) business days from the date of the first deposit of earnest money Buyer and License Corp. shall join in applications to be filed with the FCC requesting its written consent to the assignment of the licenses of Station from Seller to Buyer and Seller and Buyer shall take all necessary steps to the expeditious prosecution of such application or applications to a favorable conclusion. Each party shall bear its own expense (including attorney's fees) in connection with the preparation of the applicable sections of said application and in connection with the prosecution of said application, and Buyer and Seller agree to use their best efforts to file and process said application as diligently as possible. The Commission filing and grant fees, if any, will be paid one-half by Seller and one-half by Buyer. 16. TIME FOR COMMISSION CONSENT.

         In the event that the FCC does not grant its full and final consent to the assignment of the licenses, authorizations and permits of the Stations, within nine (9) months after the application requesting said approval has been accepted for filing by the FCC, then either the Buyer or the Seller may give written notice to the other party of the cancellation of this Agreement and upon said cancellation all parties shall be relieved of all of their obligations and duties under this Agreement and it shall be declared null land void and all deposit money with accrued interest shall be returned to the Buyer.

         For the purpose of this Agreement, a "full and final consent" shall mean action by the FCC consenting to the assignments, as aforesaid, which is not reversed, stayed, enjoined, set aside, annulled or suspended, and with respect to which action no timely request for stay, petition for rehearing, or appeal or reconsideration by the Commission on its own motion has expired.

17.      CLOSING DATE AND PLACE.

         The Closing Date under this Agreement shall be within five (5) business days after the FCC has granted its full and final consent to the assignment of the license, permits and authorizations. Unless otherwise agreed, Closing herein shall take place at the time and in a manner mutually agreed to by the parties. Possession of all of the Assets to be sold hereunder shall be delivered by Seller to Buyer on the Closing Date. Time is of the essence of this Agreement.
18. CONTROL OF STATION.

         This Agreement shall not be consummated until after the FCC has granted its full and final consent. Until the Closing Date, the Buyer and Buyer's agents shall not directly or indirectly control or attempt to control the operations of the Station, but such control shall remain solely with the Seller. After the Closing Date, the Seller and Seller's agents shall not directly or indirectly control or attempt to control the operation of the Station, but such control shall be solely with the Buyer.

19.      REAL ESTATE AGENT OR BROKER'S FEES OR COMMISSIONS.

         Seller and Buyer mutually represent and warrant the Blackburn and Company, Alexandria, Virginia, its agents and employees, especially Mr. Bruce Houston, is the only and exclusive broker in this transaction and its total commission due as a result of this sale shall be paid for by the Seller herein at Closing. The parties hereto represent, covenant and warrant to each other that no other broker, finder, real estate agent or third party has had any part in bringing about the transactions contemplated herein and that there are no brokerage commissions, Realtor's commissions, finder's fees or claims of compensation due or payable to any other person in connection with the transactions contemplated herein. Each of the parties hereto agrees to infeminify, defend, save and hold harmless the other party hereto from any and all claims, damages or expenses, including reasonable attorneys fees, sustained, threatened or incurred for any such brokerage commissions or Realtors commissions or finder's fees or third parties fees arising from any breach of such warranty, representation and covenant herein by the indemnifying party. This provision shall survive Closing.

20. ASSIGNMENT OR SALE.

         This Agreement shall not be transferred or assigned without the prior written consent of the parties hereto, however buyer has the absolute right to assign this Agreement to a corporation or other business entity wholly owned by Buyer or the present shareholders of Buyer without Seller's consent, provided such assignment does not cause a delay of the Closing hereunder.

21.      BENEFIT.

         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto and their successors and assigns.

22.      APPLICABLE LAW.

         This Agreement shall be constructed, interpreted, governed and enforced in accordance with the laws of the State of New York.

23.      WAIVER.

         No waiver by any party of any breach hereunder or of any term, clause, condition, or provision of this Agreement shall be deemed a waiver of any other or subsequent breach, or other term, clause, condition or provision of this Agreement.

24.      OTHER DOCUMENTS.

         The parties hereto shall execute such other documents and shall perform such other acts as may be necessary and/or required for the implementation and consummation of this Agreement.

25.      AMENDMENT

         This Agreement cannot be altered, amended, changed, waived or modified in any respect or in any particular unless the same shall be in writing and signed by all of the parties hereto.

26.      SEVERABILITY.

         If any term, condition, clause or provision of this Agreement shall be deemed to be void or invalid in law or otherwise then only that term, condition, clause or provision shall be stricken from this Agreement as is held to be void or invalid and in all other respects this Agreement shall be valid and in full force and operation. 27. ENTIRE AGREEMEMT.

         This Agreement contains and constitutes the entire agreement and understanding between the parties hereto regarding the subject matter hereof and there are no other covenants, conditions, promises, representations, understandings or agreements either oral or written of any nature or kind whatsoever other than those herein contained.

28. NOTICES.

         Any written notice or other commmunication required or performed by any provision of this Agreement shall be deemed to have been sufficiently given for all purposes if personally delivered or sent by first class mail, or by fax or by overnight delivery to the parties as follows:

                  Seller:           American Radio Systems Corporation
                                    116 Huntington Avenue
                                    Boston, MA  02116
                                    ATTENTION:  Steven B. Dodge,
                                       Chief Executive Officer
                                    Fax #: (617) 375-7575

                  with copy to:     Michael B. Mitson,
                                       Vice-President and General Counsel

                                    American Radio Systems Corporation
                                    116 Huntington Avenue
                                    Boston, MA  02116
                                    Telephone #: (617) 375-7500
                                    Fax #: (617) 375-7575

                  Buyer:            Kimtron, Inc.
                                    Donald B. Crawford, President
                                    P.O. Box 3003
                                    Blue Bell,  PA   19422-0735
                                    Telephone#: 1-215-628-3500
                                    Fax#: 1-215-628-0818

                  with copy to:     Robert J. Edelmayer, Esquire
                                    28 West Airy Street
                                    Norristown, PA  19401
                                    Telephone#: 1-610-277-3434
                                    Fax#: 1-610-277-7238

29.      SUITS.

         In any action brought at law and/or in equity in order to enforce the terms of this Agreement, or such party's rights herein, the successful party shall be entitled to reimbursement from the other party hereto of all legal costs and expenses (including attorneys fees) incurred as a result of such action or actions.

30. GENERAL INTERPRETIVE RULES.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (1) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular and the use of any gender herein shall be deemed to include the other genders; (2) references hereto to "Paragraphs", "Subparagraphs", and other subdivisions and to "Exhibits" without reference to a document, are to Exhibits to this Agreement; (3) reference to a subparagraph without further reference to a Paragraph is a reference to such subparagraph contained in the same Paragraph in which the reference appears and this rule shall also apply to other subdivisions;

(4) "including" means "including but not limited to"; (5) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; (6) the words "business day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to close; and (7) the headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

31.      COUNTERPARTS.

         This Agreement may be executed in counterparts, and all counterparts so executed shall collectively constitute one agreement, binding on all the parties hereto, notwithstanding that all the parties may not be signatory to the original or the same counterpart. Faxed signatures shall constitute original signatures.

         NOW IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement the day and year first above written.

                                     SELLER:  American Radio Systems Corporation


Attest:                              By: /s/Justin Benincasa
                                        -------------------------------------
                                         Justin Benincasa, Vice President
------------------------
         Secretary

                                     AMERICAN RADIO SYSTEMS
                                      License Corp.


                                     By: /s/Justin Benincasa
                                        --------------------------------------
                                         Justin Benincasa, Vice President


                                     BUYER:  Kimtron, Inc.


Attest:                              By:______________________________________
                                         President


-------------------------
         Secretary